UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2004

Commission File Number 1-9065

Ecology and Environment, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-0971022 (IRS Employer Identification Number)

368 Pleasant View Drive Lancaster, New York (Address of principal executive offices)	14086-1397 (Zip code)

(716) 684-8060
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure.

On May 11, 2004 Ecology and Environment, Inc. (the "Company") announced that its majority owned subsidiary, Walsh Environmental, has acquired controlling interest in Gustavson Associates, an independent oil and minerals consultancy now known as Gustavson Associates, LLC.  The new company will continue it services to banks, investors, government agencies and industry clients as a global service provider with new investors and key employees as stockholders.

Item 7.   Financial Statements and Exhibits.

(c)   Exhibits

        99  -    Press release issued May 11, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ecology and Environment, Inc.

Date: May 12, 2004	/s/ RONALD L. FRANK RONALD L. FRANK EXECUTIVE VICE PRESIDENT CHIEF FINANCIAL OFFICER (PRINCIPAL FINANCIAL ACCOUNTING OFFICER)